Exhibit 32
Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. § 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Louisiana-Pacific Corporation (the “Company”) for the nine months ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: November 3, 2021

/S/ W. BRADLEY SOUTHERN
Name: W. BRADLEY SOUTHERN Title: Chief Executive Officer

/S/ ALAN J.M. HAUGHIE
Name: Alan J.M. Haughie Title: Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Louisiana-Pacific Corporation and will be retained by Louisiana-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.